Option Exchange Program Highlights Exhibit (a)(1)(I)

November 20, 2008 - Magma Confidential - 2
Option Exchange Program
What is it?
•
Tender Offer
•
An offer by Magma to eligible employees to exchange, or
“tender,” certain underwater options for new RSUs
•
Why are we doing this?
•
Magma’s stock price has dropped significantly and most
stock options have an exercise price much greater than
our market value
•
RSUs have no exercise price and therefore have value
even when the stock price is low

November 20, 2008 - Magma Confidential - 3
Option Exchange Program
What are the key details?
•
Options with an exercise price greater than $4.00 are generally eligible for exchange
The option must have been granted under one of the identified stock plans;
•
The exercise price of the option must not be less than the fair market value of our common stock on the date the program ends (that is, the option cannot be
“in-the-money”);
•
Special rules apply if you are an employee in the Netherlands; and
•
You must remain employed with Magma through the date the program ends
•
Only the “outstanding” (unexercised) options are eligible
•
If you have partially exercised an option, the remaining unexercised portion will be eligible for exchange
•
Options properly tendered for exchange will be cancelled for RSUs in ratios dependent on the price of the original option
•
For example, an eligible option that has an exercise price of $15.00 would be cancelled for fewer RSUs in the exchange than an option with a price of $9.00

November 20, 2008 - Magma Confidential - 4
Option Exchange Program
•
Ratio Table:
Price range of options Number of RSUs issuable
$4.01 - $8.00 2 options traded for 1 RSU
$8.01 - $11.00 3 options traded for 1 RSU
$11.01 - $14.00 4 options traded for 1 RSU
Above $14.00 5 options traded for 1 RSU
•
Note that RSUs will be rounded down to the
nearest whole RSU

November 20, 2008 - Magma Confidential - 5 Option Exchange Program • How do I know what options I have? • You can view your options on your E-Trade account

November 20, 2008 - Magma Confidential - 6
Option Exchange Program
•
How will my RSUs vest?
•
If you properly elect to exchange eligible options, your new RSUs will vest according to your length of service with Magma as of the date the program begins
•
Vesting Table:
Quarterly vesting over 12 months
(4 quarters)
Greater than four (4) years
Quarterly vesting over 20 months
(6 quarters and 2 months)
Between three (3) years and four (4) years
Quarterly vesting over 28 months
(9 quarters and 1 month)
At least two (2) years but less than three (3) years
Quarterly vesting over 36 months
(12 quarters)
At least one (1) year but less than two (2) years
Quarterly vesting over 48 months
(16 quarters)
Less than one (1) year
Vesting Schedule Years of Service (as of Nov. 20, 2008)

November 20, 2008 - Magma Confidential - 7
Option Exchange Program
•
How do I enroll?
•
Literature will be sent by email
•
First read the Summary Q&A (Offer to Exchange, Exhibit (a)(1)(A)), which will answer many of your questions; also read the RSU agreement with all attachments
•
International employees – please note that there may be specific procedures or tax-related issues for your country; these procedures and issues are addressed in the Summary Q&A and the country-specific schedules attached to the Summary Q&A
•
Election Form is included
•
You may elect to exchange some or all of your eligible options, but for each option you elect to exchange, you must exchange ALL outstanding shares of that option
•
Election Form must be faxed to 408-565-7980, hand-delivered to Sue Berry in
Magma’s San Jose, CA office or emailed (via PDF only) to stock@magma-da.com
•
Withdrawal Form is included
•
If you wish to remove one or more of your elected options, you may do so through the withdrawal form
•
You may also change your election by submitting a new Election Form with all the options you wish to exchange
•
The last form we receive by the deadline will be the form that is used

November 20, 2008 - Magma Confidential - 8
Option Exchange Program
•
When does the program start and end?
•
The program will start on November 20
•
The program will end on December 18 unless we extend
the program; forms MUST be received by 9:00 p.m. PST
(Pacific Time)
•
Do I have to participate?
•
NO, this program is entirely voluntary
•
What if I have more questions?
•
You can leave a voicemail with questions at 408-565-6196
or email your questions to stock@magma-da.com
•
First check the Summary Q&A to see if the answer to your
question is there